Exhibit 21

SUBSIDIARY LIST
(as of February 21, 2011)

Company Name	Place of Incorporation
Bayou Coating, L.L.C.1
Bayou Perma-Pipe Canada, Ltd.2
Bayou Welding Works, L.L.C.
Commercial Coating Services International, LLC
Corrpro Canada Holdings, Inc.
Corrpro Canada, Inc.
Corrpro Companies Europe Ltd.
Corrpro Companies, Inc.
Corrpro Companies International, Inc.
Corrpro Holdings LLC
Delta Double Jointing, LLC 3
INA Acquisition Corp.
Insitu Envirotech (S.E. Asia) Pte. Ltd.
Insituform Asia Limited
Insituform Belgium N.V.
Insituform CV
Insituform Cyprus Limited
Insituform Environmental Techniques Ltd. 4
Insituform Europe SAS
Insituform Holdings BV
Insituform Holdings (UK) Limited
Insituform Hong Kong Limited
Insituform-Hulin Rohrsanierungstechniken S.R.O. 5
Insituform Hulin Kft.  6
Insituform Limited Partnership
Insituform Linings Asia Sdn Bhd
Insituform Linings Limited
Insituform Pacific Pty Limited
Insituform Pipeline Rehabilitation Private Limited 7
Insituform Rioolrenovatietechnieken B.V.
Insituform Rohrsanierungstechniken GmbH 8
Insituform Singapore Pte. Ltd.
Insituform sp. z o.o.
Insituform SPML JV 9
Insituform s.r.o. 10
Insituform Technologies CV
Insituform Technologies Ibérica S.A.
Insituform Technologies Limited
Insituform Technologies Limited
Insituform Technologies Netherlands BV
Insituform Technologies USA, Inc.
ITI International Services, Inc.
KA-TE Insituform AG
Mississippi Textiles Corporation
Ocean City Research Corporation
The Bayou Companies, LLC
United Pipeline de Mexico S.A. de C.V. 11
United Pipeline Middle East, Inc.
United Pipeline Systems International, Inc.
United Pipelines Inversiones Limitada
United Pipelines SRL
United Sistemas de Revestimento em Tubulações Ltda.
United Sistema de Tuberias Limitada
Video Injection – Insituform SAS
Wilson Walton Anti Corrosivos Ltd.
Wilson Walton Group Ltd.

Louisiana
Alberta, Canada
Louisiana
Texas
Delaware
Alberta, Canada
United Kingdom
Ohio
Nevada
Delaware
Delaware
Delaware
Singapore
Hong Kong
Belgium
The Netherlands
Cyprus
Northern Ireland
France
The Netherlands
United Kingdom
Hong Kong
Slovakia
Hungary
New Brunswick, Canada
Malaysia
United Kingdom
Australia
India
The Netherlands
Germany
Singapore
Poland
India
Czech Republic
The Netherlands
Spain
Alberta, Canada
United Kingdom
The Netherlands
Delaware
Delaware
Switzerland
Mississippi
New Jersey
Delaware
Mexico
Delaware
Delaware
Chile
Argentina
Brazil
Chile
France
Portugal
United Kingdom

       _____________________

1 The Bayou Companies, LLC holds a 49% interest in Bayou Coating L.L.C.  The Bayou Companies, LLC holds a 59% interest in Delta Double Jointing, LLC and Bayou Coating L.L.C. holds the other 41% interest.

2 Insituform Technologies Limited (Alberta, Canada) holds a 51% interest.
3 See Note 1.
4 Insituform Technologies Limited (UK) holds a 50% interest.
5 Insituform Technologies Limited (UK) holds a 50% interest in Insituform Rohrsanierungstechniken GmbH.    Insituform Rohrsanierungstechniken GmbH holds a 51% interest in Instuform-Hulin Rohrsanierungstechniken S.R.O. (Slovakia).  Insituform-Hulin Rohrsanierungstechniken S.R.O. holds a 100% interest in Insituform Hulin Kft. (Hungary) and Insituform s.r.o. (Czech Republic).

6 See Note 5.
7 Insituform Technologies Netherlands BV holds a 50.5% interest.
8 See Note 5.
9 Insituform Technologies, Inc. holds a 50% interest.
10 See Note 5.
11 INA Acquisition Corp. Holds a 55% interest.